                                                               EXHIBIT (H)(8)(E)

                               AMENDMENT NO. 4 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
        The United States Life Insurance Company in the City of New York
                  American General Equity Services Corporation

         Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), The United States Life Insurance Company in the City of New York (the "Company" or "you"), and American General Equity Services Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated September 5, 2003 and subsequently amended April 18, 2007, June 5, 2007 and September 15, 2008 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

         WHEREAS, subject to regulatory approval, American International Life Assurance Company of New York ("AI Life") is expected to merge with and into the Company on or about December 31, 2010 (the "Merger") with the Company as the surviving corporation;

         WHEREAS, subject to the consummation of the Merger between AI Life and the Company, the Company is expected to assume all obligations and responsibilities of AI Life under a certain Participation Agreement among the Trust, the Underwriter and AL Life dated May 1, 2000, as amended ("AI Life Agreement"), for all Contracts covered by the AI Life Agreement, as a result of the Merger; and

         WHEREAS, the parties desire to update the schedules of this Agreement to include the Accounts and Contracts of AI Life.

                               A M E N D M E N T
                               -----------------

         NOW, THEREFORE, in consideration of past and prospective business relations, the parties agree to amend the Agreement as follows:

1. Section 6 is hereby amended and restated in its entirety as set forth in Attachment A to this Amendment.

2. Schedules B, C and G of the Agreement are deleted and replaced in their entirety with the Schedules B, C and G attached hereto, respectively.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of December 31, 2010.

The Company:                      THE UNITED STATES LIFE INSURANCE COMPANY IN
                                  THE CITY OF NEW YORK

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

         [Corporate Seal]         Attest:
                                          --------------------------------------
                                  Name:
                                  Title:

Distributor for the Company:      AMERICAN GENERAL EQUITY SERVICES
                                  CORPORATION

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

         [Corporate Seal]         Attest:
                                          --------------------------------------
                                  Name:
                                  Title:

The Trust:                        FRANKLIN TEMPLETON VARIABLE INSURANCE
                                  PRODUCTS TRUST
     Only on behalf of
     each Portfolio listed
     on Schedule C of
     the Agreement.               By:
                                      ------------------------------------------
                                  Name:
                                  Title:

The Underwriter:                  FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  ATTACHMENT A
                                  ------------

6.       SALES MATERIAL, INFORMATION AND TRADEMARKS
         ------------------------------------------

         6.1 For purposes of this Section 6, "Sales Literature/ Promotional Material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials.

         6.2 You may use the name of the Trust and trademarks and the logo of the Underwriter in Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement. You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "Disclosure Documents"), as well as any report, solicitation for voting instructions, Sales Literature/ Promotional Material created and approved by you, and all amendments to any of the above that relate to the Contracts, the Accounts, the Trust, or Underwriter or its affiliates.

         6.3 You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by us for the Trust and provided by the Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

         6.4 You agree, represent and warrant that you are solely responsible for any Sales Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the information or materials provided to you by us or a Portfolio; and (c) be made available promptly to us upon our request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.

         6.5 You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Disclosure Documents or Sales Literature/Promotional Material.

         6.6 We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations, including naming you as a Trust shareholder, contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with your written permission.

         6.7 Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

         6.8 You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.

         6.9 You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.

         In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents' .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

         6.10 Each of your and your distributor's registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the "Site") as provided herein:
(i) upon registration by such individual on a Site; (ii) if you cause a Site Access Request Form (an "Access Form") to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement; or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, "Access Code"). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an "Authorized User."

We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users') use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Site ("Site Terms"), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered "services" required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency.

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

                                                               SEC REGISTRATION
NAME OF ACCOUNT                                                      YES/NO
------------------------------------------------------------   -----------------
The United States Life Insurance Company in the City of New
York Separate Account USL VL-R                                        Yes
The United States Life Insurance Company in the City of New
York Separate Account USL VA-R                                        Yes
The United States Life Insurance Company in the City of New
York Separate Account USL B                                           Yes
The United States Life Insurance Company in the City of New
York Separate Account USL D                                           No
The United States Life Insurance Company in the City of New
York Separate Account USL E                                           No

                                   SCHEDULE C

             AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

     1.  Franklin Small Cap Value Securities Fund - Class 2
     2.  Franklin U.S. Government Fund - Class 2
     3.  Mutual Shares Securities Fund - Class 2
     4.  Templeton Foreign Securities Fund - Class 2
     5.  Templeton Developing Markets Securities Fund - Class 1
     6.  Templeton Developing Markets Securities Fund - Class 2
     7.  Templeton Foreign Securities Fund - Class 1
     8.  Templeton Foreign Securities Fund - Class 2
     9.  Templeton Growth Securities Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

         (1) the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

         (2) we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

        FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:      General Counsel c/o

                            or
         -------------------  -------------------
         Fax:
             ------------------
         Franklin Templeton Investments
         1 Franklin Parkway,
         Bldg. 920, 2nd Floor
         San Mateo, CA  94402

With respect to the following agreement(s) (collectively, the "Agreement") (please reproduce and complete table for multiple agreements):

--------------------------------------------------------------------------------
DATE OF PARTICIPATION AGREEMENT:

--------------------------------------------------------------------------------
INSURANCE COMPANY(IES):

--------------------------------------------------------------------------------
INSURANCE COMPANY DISTRIBUTOR(S):

--------------------------------------------------------------------------------

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

NAMES AND CLASSES OF SHARES OF ADDITIONAL PORTFOLIOS          OFFERING DATE(S)
Listing of current classes for your reference:
         Class 1 (no 12b-1 fee);
         Class 2 (12b-1 fee of 25 bps); or
         Class 4 (12b-1 fee of 35 bps).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NAME AND TITLE OF AUTHORIZED PERSON OF INSURANCE COMPANY:
CONTACT INFORMATION:


                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

To the Company:                      The United States Life Insurance Company
                                     In the City of New York
                                     2929 Allen Parkway
                                     Houston, Texas 77019
                                     Attention: General Counsel

To the Distributor:                  American General Equity Services Corporation
                                     2727-A Allen Parkway
                                     Houston, Texas 77019
                                     Attention: General Counsel

To the Trust:                        Franklin Templeton Variable Insurance Products Trust
                                     One Franklin Parkway, Bldg. 920 2nd Floor
                                     San Mateo, California 94403
                                     Attention:
                                               ----------------------

To the Underwriter:                  Franklin/Templeton Distributors, Inc.
                                     100 Fountain Parkway, Bldg. 140 7th Floor
                                     St. Petersburg, FL 33716
                                     Attention:
                                               ----------------------
If to the Trust or Underwriter
     with a copy to:                 Franklin Templeton Investments
                                     One Franklin Parkway, Bldg. 920 2nd Floor
                                     San Mateo, California 94403
                                     Attention: General Counsel